EXHIBIT 99.01

SRAX Publishes White Paper Outlining Details of
Blockchain Technology BIG Platform

SRAX plans to be the first public company to deliver a transparent data management and distribution system through a secure blockchain platform, token reward, and open source governance structure

LOS ANGELES – Dec. 14, 2017 – Social Reality, Inc. (NASDAQ: SRAX) today released detailed development plans of the company’s blockchain identification graph technology – BIG Platform. Complete details can be found at www.bigtoken.com.

The 55-page BIG Platform White Paper outlines the plan for what is expected to be the first consumer-powered verified data management and distribution system, when fully developed. With this system, people will be able to own and sell their data.

“Building the tools to unlock the value of data, we published detailed plans for our BIG Platform,” said Christopher Miglino, CEO and Chairman of SRAX. “This is a significant milestone in our efforts to be the first publicly-traded company to deliver a secure blockchain platform, token reward, and open source governance structure for consumer data. A key component of the BIG Platform will be our digital token, BIGtoken, which we intend to register with the SEC. As such, we believe the BIG Platform will be well positioned to operate in a regulated environment.”

Through the BIG Platform, consumers will claim their data and be compensated for it when it’s purchased. The BIG Platform will enable the transparent exchange of verified digital identity and consumer data, and for the first time consumers will be able to interact directly in this process.

“By participating, consumers will be rewarded with a digital token, BIGtoken, for sharing and verifying their data. Developers and media companies will be able to build web destinations, social networks, and utilities on top of the BIG Platform to facilitate data sales or purchases with the complete awareness of consumers,” said SRAX COO Kristoffer Nelson. “We believe we are solving a commercial and consumer problem, and our BIGtoken gives greater validity to blockchain technology and the token market.”

To learn about SRAX’s BIG Platform and BIGtoken plans, read the 55-page white paper at www.bigtoken.com.

ABOUT SRAX

SRAX (NASDAQ: SRAX) is a digital marketing and data management platform delivering the tools to reach and reveal valuable audiences. SRAX’s machine-learning technology analyzes marketing data to identify brands and content owners’ core consumers and their characteristics across marketing channels. Through an omnichannel approach that integrates all aspects of the advertising experience into one platform, SRAX discovers new and measurable opportunities that amplify campaign performance and maximize profits. For more information on how SRAX delivers a digital competitive advantage to surpass today’s marketing challenges, visit www.srax.com.

About BIG Platform and BIGtoken

BIG Platform is in the early stages of development. When completed, it is anticipated that BIG Platform will be a consumer-first data management and distribution system that provides transparency, authentication, and compensation. Consumers will be compensated with BIGtoken for sharing their personal data with developers, media, and data buyers. BIGtoken is a digital token that the company intends will be linked to its BIG Platform.

As currently in development, media companies, advertising platforms, developers, and other organizations will be able to efficiently build on top of and integrate into the BIG Platform. When developed, BIG Platform will address major challenges in the digital advertising industry, and provide solutions and value in other verticals including healthcare, media, finance, and more.

To receive information as it becomes available, visit www.bigtoken.com and sign up for updates.

Safe Harbor Statement

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to increase our revenues, satisfy our obligations as they become due, report profitable operations and other risks and uncertainties, all as set forth in our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Social Reality and are difficult to predict. Social Reality undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS:

Kirsten Chapman

LHA Investor Relations

415.433.3777

srax@lhai.com

Steve Stratz

Relevanz Public Relations for SRAX

206.300.9134

steve@relevanzpr.com